UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

Translate Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38550	61-1807780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 945-7361

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On July 9, 2018, Translate Bio, Inc. (the “Company”) issued a press release announcing the closing of its previously announced collaboration and license agreement (the “Agreement”) with Sanofi Pasteur Inc. (“Sanofi”) to develop messenger RNA vaccines for up to five infectious disease pathogens, following receipt of notice of early termination of the waiting period with respect to the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under the terms of the Agreement, Sanofi will pay the Company an upfront payment of $45 million. The press release, which is attached hereto as Exhibit 99.1, is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated July 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATE BIO, INC.

Date: July 9, 2018	By:	/s/ John Schroer
John Schroer
Chief Financial Officer